Exhibit 99.1

New York Community Bancorp, Inc. Announces the Pricing of Its $650 Million Common Stock Offering

WESTBURY, N.Y.--(BUSINESS WIRE)--October 29, 2015--New York Community Bancorp, Inc. (NYSE: NYCB) (the “Company”), the parent company for New York Community Bank and New York Commercial Bank, this evening announced the pricing of its previously announced follow-on offering of shares of its common stock. The Company will offer 40,625,000 shares of its common stock at a price to the public of $16.00 per share, and will receive net proceeds of approximately $630.5 million after deducting underwriting discounts and commissions.

The Company intends to use a substantial portion of the net proceeds from the offering to make a capital contribution to New York Community Bank and the remainder for general corporate purposes, including the payment of dividends. The offering will raise an amount approximately equal to that of the after-tax prepayment charge the Company expects to incur in the current fourth quarter related to the Company’s previously announced balance sheet repositioning. The proceeds from the offering will qualify as tangible common equity and Tier 1 common equity. The offering is expected to close on November 4, 2015, subject to customary closing conditions.

Goldman, Sachs & Co., Credit Suisse, BofA Merrill Lynch, and Morgan Stanley are acting as book-running managers of the offering. American Capital Partners, LLC and Raymond James are acting as co-managers of the offering.

The common stock is being offered by the Company pursuant to an effective Form S-3 shelf registration statement (including a base prospectus) previously filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 26, 2013 (File No. 333-188181). Before considering an investment, investors should read the prospectus in that registration statement, the preliminary prospectus supplement dated October 29, 2015, and other documents the Company has filed with the SEC for more complete information about the Company and this offering. These documents are available without charge by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, a copy of the prospectus may be requested by calling the Company at (516) 683-4420 or by contacting one of the following underwriters: Goldman, Sachs & Co. at prospectus-ny@ny.email.gs.com or +1 (866) 471-2526; Credit Suisse at newyork.prospectus@credit-suisse.com or +1 (800) 221-1037; or BofA Merrill Lynch at dg.prospectus_requests@baml.com or +1 (866) 500-5408.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About New York Community Bancorp, Inc.

One of the largest U.S. bank holding companies, with assets of $49.0 billion, New York Community Bancorp, Inc. is a leading producer of multi-family loans on rent-regulated buildings in New York City and the parent of New York Community Bank and New York Commercial Bank. With deposits of $28.3 billion and 269 branches in Metro New York, New Jersey, Florida, Ohio, and Arizona, the Company also ranks among the largest depositories in the United States.

Reflecting its growth through a series of acquisitions, the Community Bank operates through seven local divisions, each with a history of service and strength: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, and Roosevelt Savings Bank in New York; Garden State Community Bank in New Jersey; Ohio Savings Bank in Ohio; and AmTrust Bank in Florida and Arizona. Similarly, New York Commercial Bank operates 18 of its 30 New York-based branches under the divisional name Atlantic Bank. Additional information about the Company and its bank subsidiaries is available at www.myNYCB.com and www.NewYorkCommercialBank.com.

Cautionary Statements Regarding Forward-Looking Information

The information presented herein may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “anticipate,” “expect,” “intend,” “estimate,” “target,” and words of similar import. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements.

All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the offering and other financial, operational and legal risks and uncertainties detailed from time to time in the Company's cautionary statements and risk factors contained in its filings with the SEC, including the prospectus and the prospectus supplement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Forward-looking statements are made only as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or conditions after the date hereof.

CONTACT:
For New York Community Bancorp, Inc.
Investors:
Ilene A. Angarola, 516-683-4420
or
Media:
Kelly Maude Leung, 516-683-4032

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